UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 6, 2004

HOLLYWOOD MEDIA CORP.

(Exact name of registrant as specified in its charter)

Florida	0-22908	65-0385686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida 33431

(Address of Principal Executive Office) (Zip Code)

(561) 998-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02   Unregistered Sales of Equity Securities.

The following equity securities have been issued by the Registrant, Hollywood Media Corp. (“Hollywood Media”), during the period from October 1, 2004 through the date of this Form 8-K, in transactions that were not registered under the Securities Act of 1933.

Hollywood Media has issued shares of common stock in payment of interest on a Debenture pursuant to the terms of such Debenture, as follows: 4,944 shares issued on October 6, 2004 for $15,123 interest for the period July 1, 2004 through September 30, 2004; and 3,244 shares issued on January 5, 2005 for $15,123 interest for the period September 1, 2004 through December 31, 2004.

Hollywood Media has issued shares of common stock pursuant to the exercise of warrants issued in its February 2004 private placement, as follows: 150,000 shares issued on November 3, 2004 for an aggregate cash price of $426,000; 32,500 shares issued on December 1, 2004 for an aggregate cash price of $92,300; and 68,750 shares issued on December 28, 2004 for an aggregate cash price of $195,250.

On November 23, 2004, Hollywood Media issued 15,000 shares of common stock for an aggregate cash price of $45,000, upon exercise of warrants previously issued in November 2001.

Hollywood Media issued 20,000 shares of common stock on November 30, 2004 and 20,000 shares of common stock on January 4, 2005 as compensation to a consulting firm for services.

The securities described above were issued without registration under the Securities Act of 1933 by reason of the exemption from registration afforded by the provisions of Section 4 (2) thereof and/or Regulation D thereunder, based upon investment representations to Hollywood Media relating thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOLLYWOOD MEDIA CORP.

Date: January 7, 2005	By:	/s/ MITCHELL RUBENSTEIN
Mitchell Rubenstein Chief Executive Officer

3